                                                                   Exhibit 10.18

                               SUBLEASE AGREEMENT

     THIS AGREEMENT dated as of the 1st day of October, 2006, by and between JEFFORDS STEEL SPECIALTY COMPANY INC D/B/A JEFFORDS STEEL AND ENGINEERING COMPANY, a New York corporation (hereinafter "Landlord") and NANODYNAMICS INC., a Delaware corporation, with a place of business in Buffalo, New York (hereinafter "Tenant").

     WHEREAS, Landlord, as tenant, entered into a Commercial Lease, dated November 21, 2005, with Waste Stream, Inc., a New York corporation (the "Owner"), to lease certain real property located on Route 11 in Potsdam, New York (the "Master Lease"), as more particularly described in Exhibit A to the Master Lease (the "Premises"), a redacted copy of the Master Lease being attached hereto as Exhibit A; and

     WHEREAS, Tenant wishes to sublease the Premises from Landlord and Landlord wishes to sublease the Premises to Tenant upon the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between each of the parties hereto as follows:

     Section 1. Demise, Description of Premises. Landlord does hereby demise, let, rent and lease unto Tenant, and Tenant hereby hires and rents from Landlord, the Premises, which include a building containing 3,980 rentable square feet (the "Building") together with ingress and egress to the Building and parking adjacent thereto for not less than fifteen (15) cars, as leased by Owner to Landlord pursuant to the Master Lease.

     Section 2. Term of Lease. (A) Said Premises are hereby leased to Tenant, subject to all of the terms and conditions contained herein, for an initial term of fourteen (14) months commencing on October 1, 2006 (the "Commencement Date"), and ending on November 30, 2007, unless said term be sooner terminated as hereinafter provided.

          (B) Provided that Tenant is not then in default, Tenant shall have the option to renew this Lease for up to three (3) renewal terms of one (1) year each on all the same terms and conditions set forth herein by notifying Landlord of Tenant's option to renew in writing at least ninety (90) days prior to the expiration of the then current term.

     Section 3. Base Rent and Security Deposit. (A) On the first day of each month commencing with the month following the Commencement Date, Tenant agrees to pay to Landlord, without demand or setoff for and during the term of this Lease Base Rent in an amount equal to One Thousand Nine Hundred Ninety Dollars ($1,990.00) ($6.00 per rentable square foot). Each payment shall be made to Landlord at the address provided herein for notice to Landlord. In the event that the Commencement Date occurs on other than the first day of a month, then the Base Rent for that month shall be prorated for the remaining days of that month and payable on the Commencement Date. The Base Rent shall be increased by five percent (5%) as of the beginning of each one (1) year option term elected by Tenant.


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

          (B) Security Deposit. Upon the Commencement Date of this Lease, Tenant shall pay to Landlord a Security Deposit in an amount equal to one month's Base Rent applicable at the Commencement Date, which payment shall be held by Landlord as security for the Tenant's performance of its obligations under this Lease. Said Security Deposit shall be held by Landlord as security for the payment of rents to come due under, and for the faithful performance by the Tenant of all the terms, conditions and covenants of the Lease, and for the payment of any and all sums of money for which the Tenant may become liable to Landlord. It is expressly covenanted and agreed that the Security Deposit is not an advance payment of any rent installment that may become due, nor is the Security Deposit intended to be nor does it constitute a measure of Landlord's damages in the event of a breach of Tenant hereunder. In the event of a default by Tenant hereunder, which default remains uncured after such notice, if any, as may be provided to the Tenant pursuant to the provisions hereof, Landlord may immediately, or at any time thereafter, and while such default continues, and without prejudice to any other rights or remedies of the Landlord available at law, in equity, as provided elsewhere in this Lease or otherwise, apply any or all of the Security Deposit to satisfy the obligations of the Tenant. Upon written notice to the Tenant of the application by the Landlord of any or all of the Security Deposit to satisfy any obligations of the Tenant, Tenant shall immediately and without further demand pay to the Landlord funds sufficient to restore the Security Deposit to its original amount. The failure of the Tenant to maintain the Security Deposit in its original amount shall constitute a default under this Lease Agreement. In the event of a sublease or assignment by the Tenant of any or all of the Premises, Landlord shall not be obligated to release any portion of the Security Deposit to Tenant and may continue to hold the Security Deposit in the manner set forth herein. In the event that Tenant shall fully comply with all the terms, conditions and covenants of this Lease, the Security Deposit and interest earned thereon shall be returned to Tenant after the time fixed for the expiration of the term hereof and the surrender of the Premises to the Landlord provided, however, that the Landlord shall be entitled to retain such portion of the Security Deposit as it reasonably deems necessary to compensate Landlord for expenses to be incurred to repair any damage to the Premises or the Building caused by Tenant or Tenant occupancy of the Premises. Upon retaking possession of the Premises, the Landlord shall promptly undertake the completion of such repairs. Upon the completion of such repairs, Landlord shall return the remainder of the Security Deposit, if any, to the Tenant, and will provide Tenant with a statement of Landlord's expenses in effecting such repairs.

     Section 4. Use of the Property. The Premises will be used by Tenant solely for the purpose of office space and research and development. No other, different or additional use of the Premises shall be permitted except with the prior written consent of Landlord, which consent shall not be unreasonably withheld. At no time will the Premises be used for illegal or immoral purposes. If Tenant's use of the Premises, including the use and location of signage, necessitates application for zoning or planning approval or compliance with other municipal or State regulations, or installation of additional or new fixtures, systems or improvements at any time during the term of this Lease, Tenant will prosecute and bear the costs of such applications, installation and/or changes necessary to obtain compliance and approval.

     Section 5. Taxes and Utilities. (A) Tenant shall, during the term of this Lease, as additional rent, pay and discharge punctually, as and when the same shall become due and payable, all real and personal property taxes, special and general assessments, impositions, or all other claims or charges that may be imposed upon the Premises, including but not limited to water rents, rates and charges and sewer rents.

          (B) Tenant shall, during the term of this Lease, as additional rent, pay and discharge punctually, as and when the same shall become due and payable, all sewer rents and water rents and charges for water, steam, heat, gas, hot water, electricity, light and power, and other service or services, provided such are separately metered and furnished to the Premises during the term of this Lease.

     Section 6. Alterations. (A) Except as hereinafter expressly provided, Tenant shall not make or permit to be made any alterations, additions, changes or improvements in or to the Premises or any part thereof without first obtaining the written consent of Landlord (which consent shall not be unreasonably withheld, provided Tenant has fully complied with each and every one of the terms, covenants and conditions in this Agreement and, with respect to such alterations, additions, changes or improvements, has provided Landlord with such liability insurance policies and/or surety bonds as Landlord may reasonably request).

          (B) Before requesting the Landlord's consent, the Tenant shall submit to the Landlord two copies of the detailed plans and specifications of such proposed alterations, changes, additions or improvements, one of which may be retained by the Landlord. The Landlord shall be entitled to withhold its consent to any such alterations, additions, changes, or improvements, until such time as the Tenant provides the Landlord with reasonable evidence of the approval of such alterations, additions, changes or improvements by any and all municipal, state, federal or other governmental or other authorities, offices and departments now existing or hereafter created having jurisdiction in the Premises, and by the holder of any mortgage superior in lien to this Lease.

          (C) The Landlord, its architect, agents and employees, shall have the right to enter upon the Premises in a reasonable manner and at all reasonable times during the course of any such alterations, additions, changes or improvements for the purpose of inspection and determining whether such work conforms to the approved plans and specifications and with the agreements herein contained.

          (D) Throughout the term hereof, Tenant, at its own cost and expense, will cause any and all mechanics' liens and perfections of the same which may be filed against the Premises to be paid and satisfied of record within thirty (30) days after Landlord sends to Tenant written notice by registered mail of the filing of any notice thereof against the Premises or the owner, for or purporting to be for labor or materials alleged to be furnished or to be charged by or for Tenant at the Premises, or will bond such mechanics' liens and use its best efforts to have such liens discharged by an order of a court of competent jurisdiction within said thirty (30) day period.

          (E) Tenant also covenants and agrees that any alterations, improvements or other work once begun will be prosecuted with reasonable diligence to completion and, subject to the provisions of Subsection 6(D), be paid for by Tenant, free and clear of liens or encumbrances against the Premises or Landlord, and will be performed in all respects in accordance with law.


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     Section 7. Tenant to Comply With Laws, Etc. Tenant, at its own cost and expense, will promptly execute and comply with any and all laws, ordinances, statutes, rules and regulations arising at any time affecting the Premises that relate to the use or occupation of the Premises by Tenant. Tenant will further at all times during the term of this Lease at Tenant's own cost and expense indemnify and save harmless Landlord against and from any and each loss incurred, or penalty, claim or damage suffered, imposed, made or recovered by reason of the failure or neglect of Tenant or its agents, contractors, employees or representatives to observe and comply with such laws, ordinances, statutes, rules and regulations.

     Section 8. No Waiver. The failure of Landlord to insist in any one or more instances upon the strict performance of any of the terms, covenants, conditions and agreements of this Lease, or to exercise any option herein conferred, shall not be considered as waiving or relinquishing for the future any such terms, covenants or conditions, agreements or options, but the same shall continue and shall remain in full force and effect; and the receipt of any rent or any part thereof, whether the rent be that specifically reserved or that which may become payable under any of the covenants herein contained, and whether the same be received from Tenant or from any one claiming under or through it or otherwise shall not be deemed to operate as a waiver of the rights of Landlord to enforce the payment of rent or charges of any kind previously due or which may thereafter become due, or the right to terminate this Lease and to recover possession of the Premises by summary proceedings or otherwise, as Landlord may deem proper, or to exercise any of the rights or remedies reserved to Landlord hereunder or which Landlord may have at law, in equity or otherwise.

     Section 9. Landlord's Right of Access. Landlord and Landlord's agents shall have the right to enter the Premises in a reasonable manner and at all reasonable times to examine the same, and to show them to prospective purchasers, mortgagees, or lessees.

     Section 10. Maintenance. (A) Landlord shall be responsible for maintaining and repairing the structural components of the Premises, including any necessary replacement of mechanical systems, as well as for snow removal. Except as otherwise provided in subsection (B) below, Tenant, at its sole cost and expense, shall be fully responsible for all necessary nonstructural repairs to and maintenance of the Premises, including the facilities, mechanical systems, machinery and equipment therein contained, all of which Tenant shall at all times keep in good order and repair, normal wear and tear excepted.

          (B) Tenant shall maintain, at its cost, a comprehensive maintenance contract on the HVAC system contained in the Premises with a company acceptable to Landlord and Tenant.

     Section 11. Assignment, Subletting. Tenant agrees that is shall not assign this Lease or sublet any portion of the Premises without the prior written consent of Landlord and Owner. Any such assignment or subletting without consent shall be void and Landlord may terminate this Lease at its option. Any assignment or subletting, whether or not consented to by Landlord and Owner, shall not in any way limit or terminate Tenant's obligations and/or liabilities hereunder and Tenant shall remain primarily liable to Landlord.

     Section 12. Insurance. As of the Commencement Date, Tenant, at its sole cost and expense, shall maintain, casualty and public liability insurance including bodily injury and property damage insuring Tenant and Landlord with minimum coverage as follows:

Liability           $1,000,000.00 per occurrence
                    $2,000,000.00 aggregate
Fire and Casualty   $  500,000.00

Tenant shall provide Landlord with certificates of insurance showing Landlord and Owner as additional insureds. The certificate(s) shall provide for a thirty
(30) day written notice to Landlord in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies, which may be owned by Tenant or Landlord, Tenant and Landlord, for the benefit of each other, waive any and all rights or subrogation, which might otherwise exist.

     Section 13. Eminent Domain. (A) If the entire Premises shall be taken for public or quasi-public purposes, this Lease shall terminate on the date when title vests pursuant to such taking (the "Taking Date"). The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Tenant.

          (B) If such portion of the Premises shall be taken so as to render the Premises unsuitable for the continuance of Tenant's entire business in substantially the same manner as it was being conducted immediately prior to such taking, then Tenant shall have the right to terminate this Lease by written notice to Landlord of its election to so terminate within thirty (30) days after the Taking Date. If Tenant fails to so notify Landlord on or before the expiration of said thirty (30) day period, Tenant shall be deemed to have waived this contingency and shall be bound to this Lease and the performance of all obligations herein.

          (C) If however, such portion of the Premises shall be taken so as to render the Premises unsuitable for the continuance of only a portion of Tenant's business, then Tenant shall have the right to terminate this Lease only as to that portion of the Premises by written notice to Landlord of its election to so terminate within thirty (30) days after the Taking Date, whereupon, all rent due under this Lease shall be thereafter adjusted to take into account the value of the portion of the Premises lost as a result of said partial taking. If Tenant fails to so notify Landlord on or before the expiration of said thirty (30) day period, Tenant shall be deemed to have waived this contingency and shall be bound to this Lease and the performance of all obligations herein.

          (D) Tenant shall be entitled to a part of the award for such taking or any payment in lieu thereof in an amount not to exceed the unamortized value of any approved fixtures and improvements owned by Tenant and subject to taking, utilizing reasonable amortization schedules and using the term of this Lease as the maximum amortization period.

     Section 14. Personal Property. Tenant shall be solely responsible for all personal property placed upon the Premises during the term of this Lease, which responsibility shall include by way of illustration and not by way of limitation, payment of all taxes and fees assessed against the personal property and insurance for all personal property. Further, at the expiration or earlier termination of this Lease, Tenant shall remove all said personal property from the Premises exercising due care not to damage the Premises by such removal. Tenant shall repair any and all damage done to the Premises by the removal of said personal property.

     Section 15. Tenant to Indemnify. (A) Tenant shall and will indemnify and save harmless Landlord from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action of every kind and nature suffered or incurred as a result of any breach by Tenant, its agents, servants, employees, visitors or licensees of any covenant or condition of this Lease, or as a result of Tenant's use or occupancy of the Premises, or the carelessness, negligence or improper conduct of Tenant, its agents, servants, employees, visitors or licensees; provided, however, that it is understood and agreed that the obligations of Tenant hereunder shall not extend to the negligence or willful misconduct of Landlord, its agents or representatives.

          (B) Landlord shall and will indemnify and save harmless Tenant from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action of every kind and nature suffered or incurred as a result of any breach by Landlord, its agents, servants, employees, visitors or licensees of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of Landlord, its agents, servants, employees, visitors or licensees; provided, however, that it is understood and agreed that the obligations of Landlord hereunder shall not extend to the negligence or willful misconduct of Tenant, its agents or representatives.

     Section 16. Default. By Tenant. If any one or more of the following events (herein sometimes referred to as "events of default") shall happen:

               (A) If default shall be made in the due and punctual payment of rent, or additional rent payable under this Lease, or any part thereof, when and as the same shall become due and payable, and such default shall continue for a period of ten
                    (10) days and for an forty-eight (48) hours after written notice from Landlord that such rent has not been paid within said ten (10) days' grace period; or

               (B) If default shall be made by Tenant in the performance or compliance with any of the agreements, terms, covenants or conditions in the Lease provided, other than those referred to in the foregoing subparagraph (A) of this Section 16, for a period of twenty (20) days after notice from Landlord to Tenant specifying the items in default, or in the case of a default or contingency which cannot with due diligence be cured within said twenty (20) day period, if Tenant fails to commence within said twenty (20) day period the steps necessary to cure the same and thereafter to prosecute the curing of such default with due diligence (it being understood that the time of Tenant within which to cure shall be extended for such period as may be necessary to complete the same with all due diligence); or


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

               (C) If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or if there shall be appointed a receiver or trustee of all or substantially all of the property of Tenant or if Tenant shall make any assignment for the benefit of Tenant's creditors, or if Tenant shall vacate the Premises, and any such condition shall continue for a period of twenty (20) days after notice from Landlord specifying the matter involved.

then, and in any such event, Landlord at any time thereafter may give written notice to Tenant specifying such event or events of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, and upon the date so specified, and all rights of Tenant under this Lease shall expire and terminate.

     In the event Landlord is required to initiate suit to collect any amount due to Landlord hereunder or otherwise to enforce all or any of the terms of this Lease, Tenant shall pay Landlord's costs of suit, including reasonable attorneys' fees. Upon any termination of this Lease as above stated, Tenant shall immediately vacate the Premises and surrender the same to Landlord. In the event Tenant fails to so vacate and surrender the Premises, Tenant shall pay all costs reasonably incurred by Landlord in requiring Tenant to vacate, including reasonable attorneys' fees and, further, will pay Landlord a daily occupancy charge equal to twice the daily rental payable by Tenant during the most recent lease year (computation of said rental to include rent and additional rent).

     Section 17. Quiet Enjoyment. Landlord covenants that Tenant, on paying all rent required to be paid by Tenant, and performing the other covenants and undertakings by Tenant to be performed, shall and may peaceably have and enjoy said Premises for the term aforesaid in accordance with the terms of this Lease.

     Section 18. Removal and Surrender. Tenant will, at the expiration or earlier termination of this Lease, peaceably surrender the Premises and all improvements thereon, and further Tenant will execute all documents necessary to place marketable title to all improvements in Landlord's name or its nominee's name.

     Section 19. Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Premises or any act which shall constitute a public or private nuisance.

     Section 20. Holding Over. Any holding over after the expiration of the term hereof shall be construed to be a tenancy from month to month at double the rent and additional rent prevailing immediately prior to such holding over and shall otherwise be on the terms and conditions herein specified, so far as applicable.

     Section 21. Successors and Assigns. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties. No rights, however, shall inure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by Landlord in writing.


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     Section 22. Entire Agreement, Applicable Law. This Lease with any exhibits and riders attached hereto contains the entire agreement of the parties and no representations, inducements, promises or agreements not embodied herein shall be of any force or effect, unless the same are in writing and signed by or on behalf of the party to be charged. The captions of particular sections are inserted as a matter of convenience only and in no way affect or define the scope or intent of this Lease or any provision thereof. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

     Section 23. Environmental Covenants. Tenant shall comply with all environmental laws, rules, regulations, statutes and ordinances, including, without limitation, those applicable to "hazardous substances." Tenant shall indemnify, defend and hold harmless Landlord from and against and to pay in full on demand by Landlord all loss, cost and expense (including, without limitation, attorneys' fees and disbursements and fees of other professionals advising Landlord) of whatever nature suffered or incurred by Landlord on account of the existence on the Premises, or the release or discharge from the Premises, of "hazardous substances" caused by Tenant or its employees, agents, licensees and subcontractors after the commencement date of this Lease, including, without limitation, any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any environmental laws or the institution of any action by any party against Tenant, Landlord or the Premises based upon nuisance, negligence or other tort theory alleging liability due to the improper generation, storage, disposal, removal, transportation or treatment of hazardous substances by Tenant or its employees, agents, licensees and subcontractors, or the imposition of a lien on any part of the Premises under the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq., as amended ("CERCLA"), or any other laws pursuant to which a lien or liability may be imposed on Landlord due to the existence of hazardous substances by Tenant or its employees, agents, licensees and subcontractors. Tenant acknowledges that the Premises are part of a larger 29.2 acre area of land that has been designated as an inactive hazardous waste disposal site and listed by the New York State Department of Environmental Conservation in the Registry of Inactive Hazardous Waste Disposal Sites in New York State as Site Number 6-45-022 (the "WSI Site"). Portions of the WSI Site have been found to be contaminated with PCB's heavy metals and petroleum residuals.

     Section 24. Lease Not to be Recorded. If this Lease shall be recorded by or on behalf of Tenant, except at the express request of Landlord, this Agreement, at the option of Landlord, thereupon shall be and become null, void and of no further force or effect, and all rights of Tenant hereunder shall cease.

     Section 25. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     Section 26. Waiver of Rule of Construction. The parties waive the benefit of any rule that this Agreement is to be construed strictly against one party or the other by virtue of the circumstances of the drafting of this Agreement.

     Section 27. Notices. Any notices to be given pursuant to this Lease shall be sufficient if given by a writing deposited in the United States mails, certified mail or registered mail, postage prepaid, and addressed as follows:

          If to Landlord: Jeffords Steel and Engineering Company
                          4398 Route 22
                          P.O. Box 40
                          Plattsburgh, NY 12901
                          Attention: James Favreau

          If to Tenant:   NanoDynamics Incorporated
                          901 Fuhrmann Blvd.
                          Buffalo, NY 14203
                          Attention: Richard L. Berger, President

or to such other person or address as the party entitled to notice shall have specified by written notice to the other party given in accordance with the provisions of this Section.

     Section 28. No Brokers. Each party warrants and represents that it has not retained anyone to solicit or secure this Lease Agreement for a commission, percentage, brokerage, or contingent fee. Each party agrees to indemnify and hold harmless the other party from any damage or injury resulting from the breach of this representation.


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

IN WITNESS WHEREOF, the parties have executed this Lease, in duplicate originals, as of the date first above-written.

IN PRESENCE OF:                         Landlord

                                        JEFFORDS STEEL AND ENGINEERING COMPANY


/s/ Illegible Signature                 By: /s/ Larry W. Jeffords
-------------------------------------       ------------------------------------
                                            Duly Authorized Agent


                                        Tenant

                                        NANODYNAMICS, INC.


/s/ Katherine Butcher                   By: /s/ Richard L. Berger
-------------------------------------       ------------------------------------
                                            Richard L. Berger, President

STATE OF NEW YORK
CLINTON COUNTY, SS.

At Plattsburgh, in said County, this 3rd day of October, 2006, personally appeared Larry W. Jeffords, a duly authorized agent of Jeffords Steel and Engineering Company, and he acknowledged the within instrument, by him signed, to be his free act and deed and the free act and deed of Jeffords Steel and Engineering Company.


Before me,                              /s/ Nancy T. Oliver
                                        ----------------------------------------
                                        Notary Public

STATE OF NEW YORK
ERIE COUNTY, SS.

At Buffalo, in said County, this 26th day of September, 2006, personally appeared Richard L. Berger, duly authorized agent of NanoDynamics Incorporated, and he/she acknowledged the within instrument, by him/her signed, to be his/her free act and deed and the free act and deed of NanoDynamics Incorporated.

Before me,                              Notary Public


                                        /s/ Diane J. McMahon
                                        ----------------------------------------

                                COMMERCIAL LEASE

     This Lease is Made by Waste Stream, Inc., a New York corporation having a place of business at 141 Maple Street Potsdam, New York, herein called Lessor, Casella Waste Systems, Inc., a Delaware corporation having a place of business at 25 Greens Hill Lane, Rutland, VT 05701, and Jeffords Steel and Engineering Company, a New York corporation having a place of business at 145 Maple Street, Potsdam, NY, herein called Lessee.

Lessee desires to lease from Lessor, and Lessor desires to Lease to Lessee, a certain parcel of land comprised of approximately 1.5 acres; and building located thereon, situated on Tax Map No. 407403, 64.165-1-15, attached hereto as Exhibit A, and incorporated herein by reference (hereinafter the "Premises"), including all rights of access thereto upon the following TERMS and CONDITIONS:

     1. Term and Rent. Lessor demises the above Premises for a term of five years (5) years, commencing on December 2005 and terminating at 12:00 A.M., five
(5) years thereafter, which Lessee may extend for an additional five (5) year period With written-notice to Lessor at least 90 days prior to the expiration of the initial term, subject to the "option" and "put right" in Section 20 below. On the Commencement Date, the Lessee shall pay the Lessor, on a triple not basis, the first installment of equal monthly installments of rent in the amount of [Redacted]. The remaining monthly installments shall be made on the fifteenth day of each month thereafter during the term of this Lease. The rent amount shall be increased on the anniversary dates. [Redacted]. All rental payments shall be made to Lessor at PO Box 5195, Potsdam, NY 13676, or at such other place as designated by Lessor in writing from time to time,

     2. Use.

     (a) Lessee May use the Premises for office space, parking and truck washing in the wash bay, subject to paragraph 8 of this Lease. The Premises shall be used for no other purpose without the prior written consent of Lessor, which may be withheld in its sole discretion. Additionally, under no circumstance shall the Premises be used for any activities involving solid waste or recycling. Lessee shall be responsible for obtaining all necessary approvals and variances for such use and represents to the Lessor that the Premises may lawfully be used for such purpose.

     (b) The Lessee shall not injure or deface, or commit waste with respect to the Premises nor occupy or use the Premises, or permit or suffer any part thereto to be occupied or used, for any unlawful or illegal business, use or purpose, nor for any purpose nor in any manner in violation of any present or future (as they become applicable) laws, rules, requirements, orders, directions, ordinances or regulations of any governmental authority. The Lessee shall, immediately upon the discovery of any such unlawful or illegal use; take all necessary maps, legal and equitable to compel the discontinuance of such use and to oust and remove any subtenants, occupants or other persons guilty of such unlawful or illegal use.

     (c) The Lessee shall pay when due all taxes, assessments or other public charges which may during the term be levied, assessed or imposed upon the Lessee's business, or upon any personal property installed by the Lessee in the Premises, or which may constitute a lien upon any of the foregoing. In addition, the Lessee shall assume responsibility for paying: real property taxes on the Premises, due as of the Commencement Date.

     3. Care and Maintenance of Premises. Lessee shall, at its sole cost and expense and at alt times, maintain the Premises in good and safe condition and shall surrender the same, at termination hereof, in as good condition as received or as subsequently improved, subject to the provisions of paragraphs 13 and 14 hereof, normal wear and tear excepted. Lessee shall be solely responsible for all repairs required, including all existing or future improvements.

     4. Alterations, Lessee may not make any structural alterations, additions, or improvements (including without limitation fence work, masonry repairs and repainting of buildings), in, to, or about the Promises, without the prior written consent of Lessor, which shall not be unreasonably withheld. Non-structural alterations or minor improvements shall not require the consent of the Lessor.

     5. Ordinances and Statutes. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force pertaining to the Premises, occasioned by or affecting the use thereof by Lessee.

     6. Assignment and Subletting. Lessee agrees that it shall not assign this lease or sublet any portion of the Premises without the prior written consent of Lessor. Any such assignment or subletting without consent shall be void and, at the option of Lessor, may terminate this Lease. Any assignment or subletting, whether or not consented to by Lessor, shall not in any way limit or terminate the original Lessee's obligations and/or liabilities hereunder and such original Lessee shall remain primarily liable to Lessor. This Agreement may be assigned by Lessor at any time without the consent of Lessee, which consent shall not be unreasonably withheld.

     7. Utilities. Lessee shall be solely liable for all utility charges related to electric power, heat, telephone, sewer services as they become due as of the Commencement Date.

     8. Right of Way, Entry and Inspection. Lessee shall permit Lessor or Lessor's agents to enter upon the Premises through the Right of Way set forth on Exhibit A at any time for any reason. In addition, Lessee shall permit Lessor or Lessor's agents to enter upon the Premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same and performing any investigatory or remedial. work associated with the Historical Contamination, as defined in paragraph 9 below, and will permit Lessor at any time within sixty (60) days pier to the expiration of this Lease, to place upon the Premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to Inspect the Premises thereafter.

     9. Historical Contamination. Lessee and Lessor acknowledge that the Premises are part of a larger 29.2 acre area of land that has been designated as an inactive hazardous waste disposal site and listed by the New York State Department of Environmental Conservation in the Registry of Inactive Hazardous Waste Disposal Sites in New York State as Site Number 6-45-022 (the "WSI Site"). Portions of the WSI Site have been found to be contaminated with PCB's heavy metals and petroleum residuals, All such contamination shall be referred to herein as the "Historical Contamination,"

     10. Possession. If, due to circumstances beyond the reasonable control of Lessor, Lessor is unable to deliver possession of the Premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this Lease if possession is not delivered within thirty (30) days of the commencement of the term hereof, and such termination shall be without prejudice to any other remedies available, if any, however the availability of any such remedies shall be absolutely subject to the provisions of this Paragraph.

     11. Indemnification of Lessor. Except for any injury or damage caused in whole or in part by the negligent act of Lessor, its agents or employees, Lessor shall not be liable for any damage or injury to Lessee, or any other person; or to any property, occurring on the demised Premises or any part thereof, and Lessee and Casella agree to indemnify, defend and hold Lessor harmless from and against any and all suits, actions, charges, complaints, claims, injunctions, rulings, damages, fines, costs, liabilities and fees, including court costs and reasonable attorney's fees and expenses, that Lessor shall suffer as a result of
(a) Lessee's breach of this Lease; (b) Lessee's negligent act or omissions or willful misconduct; and (c) any federal, state, or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or in any other manner relates to environmental matters of any kind which may arise at any time as a result of an event relating to the Premises whether occurring before or after the date that Lessee enters into possession under the terms of this Agreement, to the extent caused by Lessee, its employees, agents or assigns.

     Lessor agrees to indemnify, defend. and hold Lessee harmless from and against any and all suits, actions, charges, complaints, claims, injunctions, rulings, damages, fines, costs, liabilities and fees, including court costs and reasonable attorney's fees and expenses, that Lessee shall suffer as a result of
(a) Lessor's breach of this Lease; (b) Lessor's negligent act or omissions or willful misconduct; (c) any other federal, state, or local law, ordinance, rule or regulation, nosy or hereafter in effect, that deals with or in any other manner rely any kind which may arise at any time as a result of an event relating to the Premises whether occurring before or after the date that Lessee enters into possession under the terms of this Agreement, caused by Lessor, its employees, agents, assigns or predecessors, including without limitation the Historical Contamination, provided however, that Lessee enters into this Lease fully aware of the Historical Contamination. Lessor agrees to make available to Lessee, at Lessee's cost and expense, all publicly available records of the Historical Contamination.

     12. Insurance. As of the Commencement Date; Lessee, at its sole cost and expense, than maintain, casualty and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows:

Liability           $1,000,000.00 per occurrence
                    $2,000,000.00 aggregate
Fire and Casualty   $  500,000,00

Lessee shill provide Lessor with Certificates of Insurance showing Lessor as additional insured. The certificate(s) shall provide for a thirty (30) day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies, which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation, which might otherwise exist.

     13. Eminent Domain.

     (a) If the entire Premises shall be taken for public or quasi-public purposes, this Lease shall terminate on the date when title vests pursuant to such taking (the "Taking Date"). The rent, and any additional rent, shall be apportioned as of the termination data, and any rent paid for any period beyond that data shall be repaid to Lessee.

     (b) If such portion of the Premises shall be taken so as to render the Premises unsuitable for the continuance of Lessee's entire business in substantially the same manner as it was being conducted immediately prior to such taking, then the Lessee shall have the right to terminate this Lease by written notice to the Lessor of its election to so terminate within thirty (30) days after the Taking date. If the Lessee fails to so notify Lessor on or before the expiration of said thirty (30) day period, the Lessee shall be deemed to have waived this contingency and shall be bound to this Agreement and the performance of all obligations herein.

     (c) If however, such portion of the Premises shall be taken so as to render the Premises unsuitable for the continuance of only a portion of the Lessee's business, then the Lessee shall have the right to terminate this Lease only as to that portion of the Premises by written notice to the Lessor of its election to so terminate within thirty.(30) days utter the Taking Date, whereupon, all rent due under this Lease shall be thereafter adjusted to take into account the value of the portion of the Premises lost as a result of said partial taking. If the Lessee fails to so notify Lessor on or before the expiration of said thirty
(30) day period, the Lessee shall be deemed to have waived this contingency and shall be bound to this Agreement and the performance of all obligations herein.

     (d) Lessee shall be entitled to a part of the award for such taking or any payment in lieu thereof in an amount not to exceed the unamortized value of any approved fixtures and improvements owned by Lessee and subject to such taking, utilizing reasonable amortization schedules and using the term of this lease as the maximum amortization period.

     14. Lessor's Remedies on Default.

     In the event (i) any installment of rent shall not be paid within thirty
(30) days of the date that the same is due and payable and such rent remains unpaid for thirty (30) days after written notice there of has been given to the Lessee by the Lessor; or (ii) the Lessee defaults in the performance or observance of any other covenant or condition in this Lease and such default remains unremedied for thirty (30) days after written notice there of has been given to the Lessee by the Lessor; or (iii) the Lessee makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of or for the Lessee or any substantial part of its property, commences any proceeding relating to the "Lessee or any substantial part of Its property under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in affect, or them is commenced against the Lessee any such proceeding which remains undismissed for a period of sixty (60) days, or any order approving the petition in any such proceeding is entered, or the Lessee by any act indicates its consent to, or acquiescence in, any such proceeding or the appointment of any receiver of or trustee for the Lessee or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days then, in any of such events, the Lessor may immediately or at any time thereafter and without demand or notice enter upon the leased Premises or any in the name of the whole and repossess the same as of the Lessor's former estate and expel the Lessee and those claiming through or under the Lessee and remove their erects forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate, and the Lessee covenants that, in case of such termination or in case of termination under the provisions of statute by reason of the default the Lessee, the Lessee shall remain and continue liable to the Lessor in an amount equal to the total rent reserved for the balance of the term, plus all other payments due hereunder for the balance of the term, less the net amounts (after deducting the expenses of re-letting, repair, renovation or demolition) the Lessor realizes, or with due diligence should have realized, from the re-letting which of the Premises. The Lessor shall have the right from time to time to re-let the leased Premises upon such terms as it may deem at and if a sufficient sum shall not be thus realized to yield the not rent required under this Lease. Lessee agrees to satisfy and pay all deficiencies as they may become due during each month of the balance of the term. Nothing herein contained shall be deemed to require the Lessor to await the date whereon this Lease, or the term hereof, would have expired had there been no default by the Lessee, or no such termination or cancellation. The rights and remedies given to the Lessor in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Lessor, shall be deemed to be in exclusion of any of the others herein or by law or equity provided. Nothing contained in this section shall limit or prejudice the right of the Lessor to prove and obtain, in proceedings involving the bankruptcy or insolvency of, or a composition with creditors by, the Lessee the maximum allowed by any statute rule of law at the time in effect.

     15. Taxes. As of the Commencement Date, in addition to any rental or other payments due hereunder, Lessee shall be responsible for and pay when due any and all City, County, State, and/or federal real estate, personal property, excise or other such taxes. In the event that such taxes are assessed for a tax year beginning prior to the Commencement Date or extending beyond the term of the Lease, the obligation of Lessee shall be proportionate to the portion of the Loan term included in such year;

     Lessor agrees to reasonably and timely cooperate with the Lessee by executing any applications for abatement or applicable real estate taxes, provided that all such abatements shall be undertaken and pursued at the sole costs and expense of Lessee and further that, no such abatement application shall be filed if there is a pending threat of eminent domain taking of all or any part of the Premises.

     16. Attorney's Fees. In the event that either party undertakes any legal action for recovery of the Premises, as a result of any default by the other party, or for any sum due hereunder, or because of any act which may arise out of the possession of the Premises or this Lease, the prevailing party shall be entitled to and the non-prevailing party shall be liable for all costs incurred in connection with such action, including a reasonable attorney's fee, whether or not suit be brought.

     17. Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, certified mail; return receipt requested to Lessee or Lessor at the address shown below, or at such other places as may be designated by written notice from the parties from time to time,

Lessee:         Jeffords Steel and Engineering
                PO Box 40
                Plattsburgh, NY 12901

Lessor:         Waste Stream Inc.
                PO Box 5195
                Potsdam, NY 13676

With a copy to:
                Casella Waste Systems, Inc.
                25 Greens Hill Lana
                Rutland, VT 05701
                Attn: Michael J. Brennan, V.P. and General Counsel

     18. Heirs, Assigns, Successors. This Lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

     19. Holding Over. In the event the Lessee shall hold over after the expiration date, (a) such holding over shall not extend the term of this Lease, but shall be treated as a daily Tenney at Sufferance, and shall otherwise be an the same terms and conditions as set forth in this Lease, where the same may be applicable; (h) the Lessee shall indemnify and held the Lessor harmless against loss or liability resulting from such holding over including, without limitation, any claims made by any succeeding tenant, and (e) the Lessee shall pay the Lessor the costs and expenses incurred by them, including reasonable attorneys' fees; in obtaining possession of the property or collecting any sums due hereunder.

     20. Lessee's Option. to Purchase/Lessor's Put Right, Upon the satisfaction of the Condition Precedent, Lessee shall have the option to purchase the Premises from Lessor ("Option"), and Lessor shall have the right to require Lessee to purchase the Premises ("Put Right"), in "AS IS, WHEREAS" condition, pursuant to a standard New York State purchase agreement; upon the following term:

          A.   Purchase Price. The purchase price shall be

          B. Mode of Exercise. Notice of Lessee's intention to exercise the Option or Lessor's Intent to exercise its Put Right shall be given in accordance with paragraph. 17 of this Lease. A credit shall be supplied .against the purchase price at closing in an amount equal to 50% of the total amount of rent payments paid hereunder through the date of closing.

          C. Title. At time of closing, Lessor shall deliver to Lessee marketable title to the Premises, which title shall also be Insurable by national title Insurance companies without the need for alternative coverages requiring additional premium. Such title shall be given to Lessee by warranty deed, free and clear of all liens and encumbrances, except for a permanent easement granting Lessor access to the Right of Way, and such as would not normally render the title unmarketable, as, for Instance, conventional utility easements.

          D. Closing. Closing shall take place at such time and place as maybe reasonably specified by the Lessee, or otherwise agreed to by the parties, but in no event later than the 60th day following exercise of the Option by Lessee's notice or the Put Right by Lessor's notice as set forth above. At that time, the remainder of the purchase price, subject to proration of any items not required by this Lease to be paid by Lessee, and subject to the payment by each party of its share of real estate transfer taxes, shall be paid to Lessor in immediately available funds.

     21. Condition Precedent "Condition Precedent" as referred to in Section 20 above shall mean earlier of (a) the date that the WSI Site is redefined to exclude the Premises pursuant to applicable federal and state law or (b) the date that all remedial removal and response action associated with the Historical Contamination is completed as certified by the NYSDEC.

     22. Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

     23. Notice of Lease. The parties hereto agree that upon request by, either party, the other party will execute an instrument suitable for the recording of a short form or notice of this Lease, which may contain any valid provision or provisions of this Lease chosen by the party requesting execution .. except the rents payable hereunder.

     24. Quiet Enjoyment. Lessor covenants that Lessee upon the performance of all of its covenants hereunder may use and occupy the Premises for the permitted use throughout the fulfillment without disturbance by the Lessor, its agents, employees, or others claiming by, through, or under Lessor.

     25. Appurtenances. As appurtenant to the Lessee's rights to the use and enjoyment of the Premises, the Lessee, its employees, agents, guests, and invitees, subject to Sections 8 and 9 hereof, shall have the exclusive right to use all easements and rights appurtenant thereto,

     26. Lessor's Representations. (1) Lessor is the owner of the premises in fee simple absolute subject to easement and restrictions of record and has full authority to enter into this Lease and (2) Lessor is not aware of and pending or threatened claims relating to the Premises.

     27. Broker's Commissions. Both parties warrant and represent that they have not dealt with any broker. Each party will indemnify the other for any other broker's claims, which arise from any claim that one party has dealt with a broker not specifically referenced above.

     28. Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, than the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby and the parties shall thereupon amend this Agreement to legally and most closely embody the spirit and intent of the invalid provisions,

     29. Interpretation. Paragraph headings are for convenience of reference only, and shall be given no legal effect in the interpretation of this Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Lessor and Lessee, and their respective attorneys, have contributed substantially and materially to the preparation of each and every provision of this Agreement.

     30. Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the state of New York.

     31. Memorandum for Recording. Lessor and Lessee shall execute a memorandum of lease in form appropriate for recording in the St. Lawrence County Registry of Deeds.

IN WITNESS HEREOF, this Agreement has been duly executed and delivered as of the dates above written.

ATTEST:

                                        WASTE STREAM, INC.


                                        /s/ Chester W. Bisnett
                                        ----------------------------------------
                                        By: Chester W. Bisnett
                                        Title: Division Manager
                                        Date: 11/5/05


ATTEST:

                                        CASELLA WASTE SYSTEMS, INC.


                                        /s/ Timothy A. Cretne
                                        ----------------------------------------
                                        By: Timothy A. Cretne
                                        Title: AVP
                                        Date: 11/21/05

ATTEST:

                                        JEFFORDS STEEL AND ENGINEERING COMPANY


                                        /s/ Larry W. Jeffords
                                        ----------------------------------------
                                        By: Larry W. Jeffords
                                        Title: President
                                        Date: 11/11/05